UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street, Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, Babcock & Wilcox Enterprises, Inc. (the “Company”) announced that John Dziewisz, the Company’s Executive Vice President, General Counsel & Corporate Secretary, would be stepping down from his role and leaving the Company after 30 years of service. The Company and Mr. Dziewisz agreed to the terms of a Separation Agreement and Release of Claims (the “Separation Agreement”). Mr. Dziewisz’s last day of employment with, and as an officer of, the Company will be May 31, 2026 (the “Separation Date”). Provided that Mr. Dziewisz signs and returns the Separation Agreement, he will be entitled to the following: (1) severance pay of $500,000 in total, to be paid in installments on the Company’s regular pay days over the one-year period following the Separation Date; (2) accelerated vesting of the restricted stock units and cash retention bonus opportunities previously awarded by the Company to Mr. Dziewisz; (3) outplacement services for a period of one year following the Separation Date; (4) the Company will pay a portion of Mr. Dziewisz’s premiums to continue healthcare coverage under COBRA for three months following the Separation Date; and (5) Mr. Dziewisz will remain entitled to payment of any annual bonus and long-term cash incentive awards that were earned based on 2025 performance. The Separation Agreement includes a general release of any claims in favor of the Company. The Company and Mr. Dziewisz also agreed to the terms of a consulting arrangement whereby Mr. Dziewisz will continue to provide transition support to the Company following the Separation Date through December 31, 2026 (subject to earlier termination by either party with at least 90 days’ advance notice) for a monthly consulting fee of $20,000.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date: January 12, 2026	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Representative)